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                                                                    Exhibit 4(a)

                            LONG-TERM INCENTIVE PLAN


1.       Purpose.
         --------

         The plan shall be known as The E.W. Scripps Company 1987 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of The E.W. Scripps Company (the "Company") and its subsidiaries by (i) providing certain officers and other key employees of the Company and its subsidiaries with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights in tandem with or independent of options ("SARs"), restricted or nonrestricted share awards, performance units, or any combination of the foregoing may be made under the Plan.

2.       Definitions.
         ------------

         (a) "INCENTIVE STOCK OPTION" means an option conforming to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) "NONQUALIFIED STOCK OPTION" means any stock option other than an Incentive Stock Option.

         (c) "SUBSIDIARY" and "SUBSIDIARIES" mean a corporation or corporations of which outstanding shares representing 50% or more of the combined voting power of such corporation or corporations are owned directly or indirectly by the Company.

         (d) "DISABILITY" means a permanent and total disability as defined in Section 72(m)(7) of the Code.

         (e) "RETIREMENT" means retirement as defined under the Company's Media Pension Plan or termination of one's employment with the approval of the Committee.

         (f)      "CAUSE" means the occurrence of one of the following:

                  (i) Conviction for a felony or for any crime or offense lesser than a felony involving the property of the Company or a subsidiary.

                  (ii) Conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise, as evidenced by a final determination of a court or governmental agency of competent


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                           jurisdiction in effect after exhaustion or lapse
                           of all rights of appeal.

                  (iii) Gross dereliction of duty or other grave misconduct, as determined by the Company.

         (g) "COMPETITION" is deemed to occur if a participant who has terminated employment subsequently obtains a position as a full-time or part-time employee, as a member of the board of directors, or as a consultant or advisor with or to, or acquires an ownership interest in excess of five percent (5%) of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any subsidiary with which the participant was involved in a management role at any time during the last five years of his employ-ment with the Company or any subsidiary.

         (h) "CHANGE IN CONTROL" shall mean an event that would be required to be reported in response to Item 1 of Form 8-K or any successor form thereto promulgated under the Securities Exchange Act of 1934 ("Exchange Act") if the Company were subject to such Act (or that is so required if and when the Company is subject to such Act).

         (i) "FAIR MARKET VALUE" of a share of Class A Common Stock of the Company shall mean, with respect to the date in question, the average of the closing bid and asked prices as quoted by the National Association of Securities Dealers through its automated quotation system ("NASDAQ"); or, if the Company's Class A Common Stock is listed or admitted to unlisted trading privileges on a national stock exchange, either (x) the average of the highest and lowest officially-quoted selling prices on such exchange or (y) the closing sale price of such stock, as selected by the Committee; or if the Company's Class A Common Stock is not quoted by NASDAQ, traded on such an exchange, or otherwise traded publicly, the value determined, in good faith, by the Committee.

3.       Administration.
         ---------------

         The Plan shall be administered by a committee (the "Committee") consisting of at least two persons. Members of the Committee shall be directors of the Company. Each member of the Committee shall be a person who has not at any time within one year prior to his or her appointment to the Committee been granted or awarded any stock of the Company or any of its subsidiaries or any stock options, SARs, performance units or any other equity securities of the Company or any of its subsidiaries pursuant to the Plan or

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         any other plan of the Company or any of its subsidiaries, except as otherwise permitted by law. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders, and the participants in the Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. At its discretion, the Committee is authorized to appoint a subcommittee, the members of which it will designate and which shall be composed solely of outside directors as permitted by applicable laws and regulations. Such committee shall possess and may exercise all the powers of the Committee and shall keep full records and accounts of its proceedings and transactions. All such transactions shall be reported to the Committee and to the Board of Directors.

4.       Shares Available for the Plan.
         ------------------------------

         Subject to adjustments as provided in Section 15, an aggregate of 4,761,609 shares of Class A Common Stock of the Company (hereinafter the "shares") may be issued pursuant to the Plan. Such shares may represent unissued or treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, SARs in tandem therewith are exercised.

5.       Participation.
         --------------

         Participation in the Plan shall be limited to those officers and other key employees of the Company and its subsidiaries selected by the Committee. Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

                  Directors who are officers of the Company shall be eligible to participate in the Plan. No director who is not an officer of the Company, no member of the Committee and no

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         beneficiary of The Edward W. Scripps Trust shall be eligible to participate in the Plan.

                  Incentive or nonqualified stock options, SARs, restricted or nonrestricted stock awards, performance units, or any combination thereof, may be granted to such persons and for such number of shares as the Committee shall determine (such individuals to whom grants are made being herein called "optionees" or "grantees" as the case may be). A grant of any type made hereunder in any one year to an eligible employee shall neither guarantee nor preclude a further grant of that or any other type to such employee in that year or subsequent years.

                  The maximum number of shares with respect to which incentive or nonqualified options, SARs, restricted or nonrestricted stock or performance units, or any combination of the foregoing may be granted to any single individual in any one calendar year shall not exceed 500,000 shares.

6.       Incentive and Nonqualified Options.
         -----------------------------------

         The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

         (a) PRICE. The price per share deliverable upon the exercise of each option ("exercise price") shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted, as the Committee determines. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, such price per share, if required by the Code at the time of grant, shall not be less than 110% of the Fair Market Value of the shares on the date the option is granted.

         (b) CASH EXERCISE. Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or, in the discretion of the Committee, in shares previously acquired by the participant or a combination of cash and shares of Class A Common Stock. The Fair Market Value of shares of Class A Common Stock tendered on exercise of options shall be determined on the date of exercise.

         (c) CASHLESS EXERCISE. Options may be exercised in whole or in part upon delivery to the Secretary of the

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                  Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the option, provided that within five business days of the delivery of such notice the funds to pay for exercise of the option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the shares underlying the option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within five business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of shares underlying the option that have been sold by such broker for the optionee.

         (d) TERMS OF OPTIONS. The term during which each option may be exercised shall be determined by the Committee, but in no event shall an option be exercisable in whole or in part in less than one year or, in the case of a Nonqualified Stock Option, more than ten years and one day from the date it is granted or, in the case of an Incentive Stock Option, ten years from the date it is granted; and, in the case of the grant of an Incentive Stock Option to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, in no event shall such option be exercisable, if required by the Code at the time of grant, more than five years from the date of the grant. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as is designated by the Committee. The Committee may accelerate the time at which any option may be exercised in whole or in part. Unless otherwise provided herein, an optionee may exercise an option only if he or she is, and has continuously been since the date the option was granted, an employee of the Company or a subsidiary. Prior to the exercise of the option and delivery of the stock represented thereby, the optionee shall have no rights to any dividends or

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                  be entitled to any voting rights on any stock represented by outstanding options.

         (e) LIMITATIONS ON GRANTS. If required by the Code at the time of grant of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the grant date) of shares for which such option is exercisable for the first time during any calendar year may not exceed $100,000.

         (f) TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL. If a participant ceases to be an employee of the Company or any subsidiary due to death or Disability, each of the participant's options and SARs that was granted at least one year prior to death or Disability shall become fully vested and exercisable and shall remain so for a period of one year from the date of termination of employment, but in no event after its expiration date; and all options and SARs granted to such participant less than one year prior to death or Disability shall be forfeited.

                           If a participant ceases to be an employee of the
                  Company or any subsidiary upon the occurrence of his or her Retirement, each of his or her options and SARs granted at least one year prior to Retirement shall become fully vested and exercisable and shall remain so for a period of five years from the date of Retirement, but in no event after its expiration date, provided that the participant does not engage in Competition during that five-year period unless he receives written consent to do so from the Board. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code. All options and SARs granted to such participant less than one year prior to Retirement shall be forfeited. Each option outstanding on May 10, 1994 and held by a retiree shall be exercisable for a period of five years from the retiree's date of Retirement, but in no event after its expiration date, provided that such retiree does not engage in Competition during the five-year period unless he receives written consent to do so from the Board.

                           If a participant ceases to be an employee of the
                  Company or any subsidiary due to Cause, all of his or her options and SARs shall be forfeited.

                           If a participant ceases to be an employee of the
                  Company or any subsidiary for any reason other than

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                  death, Disability, Retirement or Cause, each of his or her options and SARs that was exercisable on the date of termination shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of termination of employment, but in no event after its expiration date; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board. All of the participant's options and SARs that were not exercisable on the date of such termination shall be forfeited.

                           Notwithstanding anything to the contrary herein, if a
                  participant ceases to be an employee of the Company or any subsidiary, for any reason other than Cause, the Committee at its sole discretion may accelerate the vesting of any option or SAR so that it will become fully vested and exercisable as of the date of such participant's termination of employment. If there is a Change in Control of the Company, there will be an automatic acceleration of the vesting of any outstanding option or SAR so that it will become fully vested and exercisable as of the date of the Change in Control.

7.       Stock Appreciation Rights.
         --------------------------

         (a) TANDEM SARS. The Committee shall have the authority to grant SARs in tandem with an option ("tandem SAR") under this Plan to any optionee, either at the time of grant of an option or thereafter by amendment to an option. The exercise of an option shall result in an immediate forfeiture of its corresponding tandem SAR, and the exercise of a tandem SAR shall cause an immediate forfeiture of its corresponding option. Tandem SARs shall be subject to such other terms and conditions as the Committee may specify. A tandem SAR shall expire at the same time as the related option expires and shall be transferable only when, and under the same conditions as, the related option is transferable.

                           Tandem SARs shall be exercisable only when, to the
                  extent and on the conditions that the related option is exercisable. No tandem SAR may be exercised unless the Fair Market Value of a share of Class A Common Stock of the Company on the date of exercise exceeds the exercise price of the option to which the SAR corresponds.

                           Upon the exercise of a tandem SAR, the optionee shall
                  be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a

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                  share of Class A Common Stock of the Company on the date of exercise and the exercise price of the option to which the SAR corresponds. The Committee shall decide whether such distribution shall be in cash, in shares, or in a combination thereof.

                           All tandem SARs will be exercised automatically on
                  the last day prior to the expiration date of the related option, so long as the Fair Market Value of a share of the Company's Class A Common Stock on that date exceeds the exercise price of the related option.

         (b) INDEPENDENT SARS. SARs may be granted by the Committee independently of options ("Independent SARs"). An Independent SAR will entitle a participant to receive, with respect to each share of Class A Common Stock as to which the SAR is exercised, the excess of the Fair Market Value of one share of such stock on the date of exercise over its Fair Market Value on the date the Independent SAR was granted.

                           An Independent SAR will become exercisable at such
                  time or times, and on such conditions, as the Committee may specify, except that no SAR shall become exercisable during the first six months following the date on which it was granted.

                           Any exercise of an Independent SAR must be in
                  writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

                           Each Independent SAR will be exercised automatically
                  on the last day prior to the expiration date established by the Committee at the time of the award of such SAR.

                           Payment of the amount to which a participant is
                  entitled upon the exercise of an Independent SAR shall be made in cash or shares of Class A Common Stock, or in a combination thereof, as the Committee shall determine. To the extent that payment is made in such shares, the shares shall be valued at their Fair Market Value on the date of exercise of such SAR.

8.       Performance Units.
         ------------------

         Performance units may be granted on a contingent basis to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the number of performance units so granted to a participant and the appropriate period over which performance is to be measured ("performance cycle").

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         Each performance unit shall have a dollar value determined by the
         Committee at the time of grant. The value of each unit may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. The Committee shall establish performance goals that, depending on the extent to which they are met, will determine the ultimate value of the performance unit or the number of performance units earned by participants, or both.

                  The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

                  The Committee shall determine the number of performance units that have been earned by a participant on the basis of the Company's performance over the performance cycle in relation to the performance goals for such cycle. Earned performance units may be paid out in restricted or nonrestricted shares, cash, or a combination of both, as the Committee may determine.

                  A participant must be an employee of the Company at the end of the performance cycle in order to be entitled to payment of a performance unit granted in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, if a participant ceases to be an employee of the Company upon the occurrence of his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate number of performance units based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle.

                  In the event of a Change in Control a participant shall earn no less than the number of performance units that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

9.       Restricted and Nonrestricted Share Awards.
         ------------------------------------------

         The Committee may at any time and from time to time award shares under the Plan to such participants and in such amounts as it determines. Each award of shares shall specify the applicable restrictions, if any, on such shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the award. Notwithstanding the foregoing, the Committee may reduce or

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         shorten the duration of any restriction applicable to any shares awarded to any participant under the Plan.

                  The participant will be required to deposit shares with the Company during the period of any restriction thereon and to execute a blank stock power therefor.

                  Except as otherwise provided by the Committee, on termination of a grantee's employment due to death, Disability, retirement with the consent of the Company, or a Change in Control during any period of restriction, all restrictions on shares awarded to such grantee shall lapse. On termination of a grantee's employment for any other reason, all restricted shares subject to awards made to such grantee shall be forfeited to the Company.

10.      Withholding of Taxes.
         ---------------------

         The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Committee, in its sole discretion, may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the participant. The Fair Market Value of shares of Class A Common Stock withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act.

11.      Written Agreement.
         ------------------

         Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.


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12.      Transferability.
         ----------------

         No option, SAR, or performance unit granted under the Plan shall be transferable by an employee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An option, SAR, or performance unit may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

13.      Listing and Registration.
         -------------------------

         If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any option, SAR, performance unit, or share award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance unit paid out, or no shares issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14.      Transfer of Employee.
         ---------------------

         Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or by contract.

15.      Adjustments.
         ------------

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by grants made under the Plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all options,

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         SARs, performance units, and stock awards that were granted hereunder and that are outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

16.      Termination and Modification of the Plan.
         -----------------------------------------

         The Board of Directors, without further approval of the shareholders, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that (i) no modification, suspension or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan, and (ii) no modification shall become effective without prior approval of the stockholders of the Company that would (a) increase (except as provided in Section 15) the maximum number of shares reserved for issuance under the Plan; (b) change the classes of employees eligible to be participants; or (iii) materially increase the benefits accruing to participants in the Plan.

                  With the consent of the grantee affected thereby, the Committee may amend or modify the grant of any outstanding option, SAR, performance unit, or share award in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which (i) an option becomes exercisable, (ii) a performance unit is to be determined or paid, or (iii) restrictions on shares are to be removed. The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

17.      Commencement Date; Termination Date.
         ------------------------------------

         The date of commencement of the Plan shall be December 10, 1987. Unless previously terminated, the Plan shall terminate at the close of business on December 9, 1997.

18.      Cash Awards.
         ------------

         The Committee may authorize cash awards to any participant receiving shares under the Plan in order to assist such participant in meeting his or her tax obligations with respect to such shares.


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19.      Provisions Applicable Solely to Insiders.
         -----------------------------------------

         The following provisions shall apply only to persons who are subject to
         Section 16 of the Securities Exchange Act of 1934 with respect to securities of the Company ("Insiders"):

         (a) No Insider shall be permitted to transfer any securities of the Company acquired by him, except to the extent permitted by 17 C.F.R. Section 240.16a-2(d)(1), upon the exercise of any Incentive Stock Option, Nonqualified Stock Option or SAR, until at least six months and one day after the later of (i) the day on which such security is granted to the participant or
                  (ii) the day on which the exercise or conversion price of such security is fixed.

         (b) An Insider may elect to (i) exercise an SAR or (ii) have shares withheld from a grant or an award made under the Plan or tender shares to the Company in order to satisfy the tax withholding consequences of a grant or an award made under the Plan, only during the period beginning on the third business day following the date on which the Company releases the financial information specified in 17 C.F.R. Section 240.16b-3(e)(1)(ii) and ending on the twelfth business day following such date.

         (c) No Insider shall be permitted to exercise any SAR for cash until at least six months and one day after the date on which such SAR was granted, except to the extent permitted by 17 C.F.R. Section 240.16a-2(d)(1).

         (d) Any performance unit awarded to any Insider which is not redeemable (i) solely for cash or (ii) on a date which is automatic or fixed in advance and outside the control of the Insider shall be redeemable only during the period beginning on the third business day following the date on which the Company releases the financial information specified in 17 C.F.R. Section 240.16b-3(e)(1)(ii) and ending on the twelfth business day following such date.

         (e) The right of an Insider to elect to redeem any performance unit which by its terms gives such Insider the right to elect to redeem such performance unit for either cash or shares shall at all times be subject to the right of the Committee to approve or disapprove such election.

         (f)      No Insider shall be permitted to sell any shares awarded under
                  Section 9 hereof until at least six months and one day after the date on which such shares were awarded, except to the extent permitted by 17 C.F.R. Section 240.16a-2(d)(1).

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



         (g) Notwithstanding Section 19 (b)(ii) hereof, an Insider may elect to have shares withheld from a grant or an award made under the Plan in order to satisfy tax withholding consequences thereof by providing the Company with a written election to so withhold at least six months in advance of the withholding of shares otherwise issuable upon exercise of an option or pursuant to an award of stock.







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